Private & Confidential

Our Reference: CMD-OU-2013-2647HA-FL

29 July 2013

Hong Kong Highpower Technology Company Limited

Unit 12 15/F Technology Park

18 on Lai Street

Shek Mun Shatin

NT

Dear Sirs,

Re : Additional Banking Facility

Further to our facility letter dated 14 March 2013 under ref. CMD-OU-2013-0708HA-FL (the “Facility Letter”), we are pleased to advise you that Industrial and Commercial Bank of China (Macau) Limited (“the Bank”) has agreed to offer additional banking facility to you (“the Borrower”) and to confirm that, subject to the availability of funds and terms and conditions outlined herein, we hold the following additional credit facility at your disposal unless advise to the contrary by us.

Additional Line of Credit:	Up to HKD55,000,000.00 (Hong Kong Dollars Fifty Five Million Only.)
Facility:	Term Loan
Purpose:	To finance the Borrower’s working capital.
Drawdown:

(1)          Upon completion of all security documentation referred in this letter and the return of the duplicate of this letter, duly signed.

(2)          Allowed for separate drawdown. Each drawdown should be in a minimum of HKD5,000,000.00 and subject to 3 business days’ prior written notice to the Bank.

(3)          Each drawdown is subject to a Commitment Letter as mentioned in Security / Documents (1) below covering the principal, accrued interest and all related fees.

Availability Period: ICBC MACAU	From the date of this facility letter to 29 January 2014. No loan drawing will be allowed beyond this period unless agreed by the Bank.

Industrial and Commercial Bank of China (Macau) Limited

18/F, ICBC Tower, Macau Landmark, 555 Avenida da Amizade, Macau

Tel: (853) 2855 5222 Fax: (853) 2857 0758

1

Re: Hong Kong Highpower Technology Company Limited

Advance Ratio:	The aggregate advance ratio should not exceed 95% of the amount of Commitment Letter based on RMB/HKD exchange rate at the time of each loan drawdown.
Maturity Date of each Loan:	12 months after the date of loan drawing or 2 months before the expiry day of the corresponding Commitment Letter for that loan, whichever is earlier.
Final Maturity Date;	29 January 2015.
Interest Rate:	1.60% p.a., subject to availability of funds and fluctuation at the Bank’s discretion. Interest is calculated daily on a 365 days basis.
Repayment:

Principal and accrued interest together with 1% government stamp duty on interest (when applicable) are to be repaid in one lump sum on Maturity Date of each loan. No principal and accrued interest payment should go beyond the Final Maturity Date.

Additional Security / Documents:

(1)         Commitment Letters (“Commitment Letter”) in the form of authenticated SWIFT under MT799 format for total amount not less than 105.26% (1/95%) of advanced amount for their equivalent in the RMB Commitment Letters, covering the outstanding principal, accrued interest and all related fees under this facility letter issued by Industrial and Commercial Bank of China Limited, Shenzhen Branch (“ICBC Shenzhen Branch”) in favor of the Bank. The terms and conditions of the Commitment Letter must, among others, specify the following:

ICBC MACAU

Industrial and Commercial Bank of China (Macau) Limited

18/F, ICBC Tower, Macau Landmark, 555 Avenida da Amizade, Macau

Tel: (853) 2855 5222 Fax: (853) 2857 0758

Re: Hong Kong Highpower Technology Company Limited

- If during the loan tenor, you fails to immediately repay the principle, accrued interest and related fees demanded under any early repayment event as stipulated in this facility letter; or if at the Final Maturity Date, you fails to repay the principle, accrued interest and related fees, ICBC Shenzhen Branch shall issue a Stand-by Letter of Credit for amount not less than 105.26% (1/95%) of advanced amount for their equivalent in RMB Standby Letter of Credit, with expiry date at least one month after the Final Maturity Date in favor of the Bank within 7 business days upon receipt of the Bank’s written demand, for securing any unpaid principle, accrued interest and related fees under this facility letter.

(2)          Board Resolution from the Borrower for accepting the facility and the corresponding terms and conditions, which is to be certified by a company director of the Borrower.

Arrangement Fee:	0.40%p.a. on each drawdown amount, payable on the date of loan drawdown.

Early/Partial Prepayments:	Early and partial prepayment will be allowed, without penalty, subject to payment of break funding cost and 30 days’ prior written notice to the Bank.

Other Terms and Conditions:	(1) Loan proceeds cannot be mobilized to China Mainland territory, directly or indirectly through a third party, by ways of lending, equity investment or security investment.

(2) At all times during the loan period, if the market value of RMB/HKD depreciated by 3%, compared with each loan drawdown date, the Bank has the right to demand repayment(s) to reduce the loan amount, or you may provide additional tangible security (at your own costs) acceptable to the Bank within 2 business day’s written notice from the Bank, so that the loan advance ratio is reduced to 95% or below.

(3) The above Term Loan is a non-revolving credit. Any amount of repayments made may not be re-borrowed unless prior written approval is obtained from the Bank.

ICBC MACAU

Industrial and Commercial Bank of China (Macau) Limited

18/F, ICBC Tower, Macau Landmark, 555 Avenida da Amizade, Macau

Tel: (853) 2855 5222 Fax: (853) 2857 0758

Re: Hong Kong Highpower Technology Company Limited

This letter is supplemental to the above-mentioned Facility Letter. All other terms and conditions as stipulated in that letter remain unchanged.

Please acknowledge your acceptance of the foregoing terms and conditions by signing and returning to us the duplicate of this letter.

Yours sincerely,

For and on behalf of

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

/s/ [ILLEGIBLE SIGNATURE] /s/ [ILLEGIBLE SIGNATURE]

Authorized Signature(s)

ICBC MACAU

Industrial and Commercial Bank of China (Macau) Limited

18/F, ICBC Tower, Macau Landmark, 555 Avenida da Amizade, Macau

Tel: (853) 2855 5222 Fax: (853) 2857 0758

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